WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                         INTERNATIONAL BRANDS, INC.

                            FINANCIAL STATEMENTS
                            FOR THE THIRD QUARTER
                          ENDED SEPTEMBER 30, 2000









                                    -1-




TABLE OF CONTENTS

Balance Sheets  ............................ 2

Statement of Income ........................ 4

Statement of Stockholder's Equity .......... 5

Statements of Cash Flows ................... 6

Notes to the Financial Statements .......... 7


                                   -2-



                       INTERNATIONAL BRANDS, INC.
           (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)


                              BALANCE SHEETS
                                  ASSETS
                                                  												September 30
									                                  December 31		          2000
                                               1999	           (unaudited)

Current Assets:
	Cash		                                						$	6,457		          $	1,932

Accounts receivable						                        		-	           		4,352
Inventory at lower of FIFO cost of market					 4,429			           4,390

Prepaid and other current assets            						85		        4,200,456
Total current assets							                   10,971		        4,211,130
Property equipment:
Furniture and fixtures				       			          38,468             38,468
Computers and equipment          					        21,750             21,750
                          									           60,218		           60,218
Less: Accumulated depreciation					          (50,900)		         (57,262)
Net property and equipment                     9,318              2,956
Other assets:
Goodwill, net                                      -             97,256
Deferred tax benefits                              -                  -
Investments at cost                           35,000             35,000
Notes receivable- related party            1,598,000          5,778,586

Deposits and other assets                        200                200
Total other assets                         1,633,200          5,778,786

                                        $  1,653,489       $  9,989,916



                           See Accountant's Report.
   The accompanying notes are an integral part of these financial statements.


                                    -2-



                          INTERNATIONAL BRANDS, INC.
           (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)
                              BALANCE SHEETS


             LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
                                                                 September 30
                                                December 31          2000
                                                   1999          (unaudited)

Current liabilities
Accounts payable                                $   241,267       $  450,423
Accrued expenses and other current liabilities    7,787,885        7,774,047
Total liabilities                                 8,029,152        8,224,470
Commitments and contingencies                             -                -

Stockholders' equity
Common stock, $.001 par value
Authorized - see restricted common stock
authorization
Issued and outstanding-10,083,054 shares at
December 31, 1999 and 72,432, 779 shares at
September 30, 2000                                   10,083           72,433

Restricted common stock, $.001 par value
Authorized-400,000,000 shares
Issued and outstanding-57,612,293 shares at
December 31, 1999 and 16,288,253 shares at
September 30, 2000                                   57,612           16,288

Series IV convertible preferred stock, $.001 stated value
Authorized-663,800 shares
Issued and outstanding-626,639 shares at December
31,1999 and 620,744 shares at September 30,
2000                                                    627              619

Series IV convertible preferred stock, $.001 stated value
Authorized-19,581,230 shares
Issued abd outstanding-0 shares at December 31,                           753
1999 and 752,515 shares at September 30, 2000  (346,278,098)
Additional paid-in capital                                        358,433,660

Accumulated deficit                            (352,722,083)     (359,879,540)
Total stockholders' equity                       (6,375,663)        1,355,787
                                               $  1,653,489      $  9,580,257




                            INTERNATIONAL BRANDS, INC.

                            See Accountant's Report.
  The accompanying notes are an integral part of these financial statements.

                                   -3-




              (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)
                            STATEMENTS OF INCOME

                  Three months     Three months    Nine months    Nine months
                     ended            ended           ended          ended
                  Sept 30,1999                    Sept 30,1999    Sept 30,2000
                  (unaudited)      Sept 30,2000     (unaudited)    (unaudited)
                                    (unaudited)
Net sales         $   24,566         $  8,565        $  38,421     $   55,623

Cost of goods sold     8,882           15,732           17,289         49,725

Gross profit          15,684           (7,167)          21,132          5,898

Opersting expenses
General and
  Administrative   3,918,215         2,044,509      245,604,444     9,688,403

Loss from Operations and
before other income and
provisions for
taxes           $ (3,902,531)      $(2,051,676)   $(245,583,312)  $(9,682,505)
Other income               -           688,722                -     1,396,211

Provision for income
taxes (benefit)            -                 -                 -            -

Net income (loss)  $ (3,902,531)   $ (1,362,954)   $(245,583,312)  $(8,286,294)


Loss per share     $      (.044)   $       .042    $      (2,788)         (.12)

Weighted average number of
common shares
outstanding          58,722,922      104,432,228       58,722,922   104,432,228



                          See Accountants' Report
   The accompanying notes are an integral part of these financial statements


                                     -4-

                          INTERNATIONAL BRANDS, INC.
          (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)
                      STATEMENT OF STOCKHOLDERS' EQUITY

                                   SHARES
                                             Preferred     Preferred
               Common      Common Stock     Stock Series   Stock Series   Common
               Stock       Restricted           IV           VI            Stock

             10,083,054    57,612,293        626,639          -           $ 10,083

                 -             -                -             -               -

                 -         15,658,958           -             -               -

                 -           40,000             -             -               -

                 -             -                -          1,252,362          -

                 -           223,331          (5,895)         -               -

                 -         2,499,237            -           (499,847)         -

                 -          109,989             -             -               -



             62,349,725    (62,349,725)         -             -             62,350

                 -             -                -             -               -
             ---------     ---------         --------      -----------      -------
             72,432,779    11,585,858        620,744       752,515          $72,433
             ==========    ==========        ========      ===========      =======




                            AMOUNT
             Common        Preferred        Preferred      Additional       Accumulated
             Stock         Stock Series     Stock Series   Paid-In          Deficit
             Restricted       IV              VI           Capital
             ----------    ------------     ------------   ----------       ----------
             $ 57,612      $ 627            $   -          $346,278,098     $(352,722,083)

                -               -               -             5,000           (5,305)

               13,397           -               -           11,991,320          -

               40               -               -            129,960            -

                -               -             1,253           (1,253)           -

              224             (6)               -             (218)             -

             2,499             -              (500)          (1,999)            -

               101             -                -             32,752            -

            (62,350)           -                -               -               -

                -              -                -               -           (849,547)
            --------       ---------        ----------      ------------    --------------
            $ 11,523        $ 621           $   753         $358,433,660    $(359,879,540)
            =========      =========        ==========      ============    ==============


See Accountant's Report.
The accompanying notes are an integral part of these financial statements.


INTERNATIONAL BRANDS, INC.
(FORMERLY KNOWN AS STELLA BELLA CORPORATION, USA)
STATEMENTS OF CASH FLOWS
                                     Nine months ended                        Nine months ended
                                     September 30, 1999                       September 30, 2000
Cash flows from operating
  activities

Net loss                                                    $(1,362,954)                              $(9,682,505)
                                                            (163,722,208)                             (854,852)


   Depreciation and amortization     $  6,362                                $  11,481

   Common stock issued as compen-
    sation for services                119,397,500                             6,404,109

   Common stock issued in
    settlement of litigation               -                                    130,000

   Net adjustments to notes receiv-
    able                                3,811,973                             (5,954,306)

   Common stock issued for note
    receivable                         40,000,000                                   -

   Net equity adjustment for
    acquisition of Tele Special.com        -                                    (97,375)


Change in assets and liabilities:

   Decrease (increase) in accounts
     receivable                           38,772                                 4,890


Decrease in deposits and other assets      2,330                                    -

   Decrease in inventories                 3,236                                   29

   Decrease in prepaids and other
     current assets                          65                                    85

   Increase (decrease) in accounts
     payable                             (43,026)                               208,766
                                         --------                               ---------

                                                         163,217,212                          7,010,284
                                                         -----------                          -----------
Net cash used by operating activities                     (504,996)                            (38,849)

Cash flows from investing activities:

   Exercise of warrants for common
     stock                               521,701                                66,734
                                         --------                               ---------

Net cash provided by investing
  activities                                                 521,701                            66,734
                                                         ------------                         -----------

Net increase (decrease) in cash                               16,705                            (4,525)

Cash at the end of the year                              $  21,221                              $ 1,932
                                                         ============                         ===========






                            INTERNATIONAL BRANDS, INC.
              (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)
                       NOTES TO THE FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The financial statements included herein are unaudited abd have been prepared in accordance with generally accepted accounting principles for interin financial reporting and Securities and Exchange Commission ("SEC") regulations.
Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In management's opinion, the financial statements reflect all adjustments (of a normal and recurring nature) which are necessary to present fairly the financial position, results of operations, stockholder's equity and cash flows for the interim periods. These financial statements should be read in conjunctions with the audited financial statements for the year ended December 31, 1999, as set forth in the Company's Annual Report on Form 8-K. The results of the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

2.  GOING CONCERN

     The accompnaying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years. In addition, the Company has used substantial amounts of working capital in its operations. Furthermore, the Company has incurred a loss of $189,985,747 as of December 31, 1999 and $849,547 through the second quarter of 2000, as well working capital deficits of $8,018,181 as of December 31, 1999, and $2,745,663 as of the second quarter of 2000.

Management has been supervised by the Company's Senior Financial Advisor,who was also President of Z 3 Capital Corporation, that Z 3 will continue to fund the Company's operations through private placements of the Company's stock.
The Company's ability to continue as a going concern is dependent upon its ability to issue stock and raise funds. In addition, on May 31, 2000, the Compnay approved the extention of the management contract with Z-3. The agreement calls for the Company to pay Z 3 a monthly management fee of $650,000. The agreement calls for the Company to pay Z 3 a monthly management fee of $650,000. The monthly paymrnt will be applied as a payment against the Company's note receivable from Z 3, which had been previously fully reserved.
As a result, the Company recognized a loss recovery of $7,552,306, which is recognized as other income for the three months and six months ending September
30, 2000.

3.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   In addition to cash provided or used for operations, investing and financing, the Company had the following non-cash investing and financing activities:


                                     -7-

                          INTERNATIONAL BRANDS, INC.
           (FORMERLY KNOWN AS STELLA BELLA CORPORATION, U.S.A.)
                    NOTES TO THE FINANCIAL STATEMENTS


A.   For the Nine Month's Ended September 30, 1999

   1. The Company issued 40,000,000 shares of restricted common stock in exchange for a $40,000,000 note receivable and $80,000,000 in consulting services from Z 3 Capital Corporation.

   2. The Company issued its President 13,000,000 shares of restricted common stock, having a fair market value of $39,000,000.

   3. The Company issued 50,000 shares of restricted common stock in consideration for various services, having a market value of $397,500.

   4.  Net adjustments to notes receivable consisted of $3,811,973.


B.  For the Nine Month's Ended September 30, 2000

   1. The Company issued 13,396,707 shares of restricted common stock in consideration for various services, having a market value of $12,004,717. Of these services $7,008,700 were capitalized as prepaid advertising.

   2. The Company issued 40,000 shares of restricted common stock in settlement of a lawsuit, having a fair market value of $130,000.

   3.  The Company issued 31,500 shares restricted common stock to purchase
TeleSpecial.com.  The net fair market value of the transaction was $97,375.

   4.  Net adjustments to notes receivable consisted of ($5,954,306).



